      As filed with the Securities and Exchange Commission on June 6, 2001
                                                   Registration No. 333_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                                ROCK-TENN COMPANY
             (Exact name of registrant as specified in its charter)

                  GEORGIA                                  62-0342590
      (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                   Identification No.)

            504 THRASHER STREET                               30071
             NORCROSS, GEORGIA                             (Zip Code)
 (Address of principal executive offices)

                                ROCK-TENN COMPANY
                            2000 INCENTIVE STOCK PLAN

                         ROCK-TENN COMPANY 1993 EMPLOYEE
                               STOCK PURCHASE PLAN
                            (Full title of the plans)

                 STEVEN C. VOORHEES                               Copies to:
               CHIEF FINANICAL OFFICER                          MARY A. BERNARD
                  ROCK-TENN COMPANY                             KING & SPALDING
                 504 THRASHER STREET                      1185 AVENUE OF THE AMERICAS
               NORCROSS, GEORGIA 30071                   NEW YORK, NEW YORK 10036-4003
       (Name and address of agent for service)

                    770-448-2193
(Telephone number, including area code, of agent for
                      service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
  TITLE OF SECURITIES     AMOUNT TO BE           PROPOSED MAXIMUM          PROPOSED MAXIMUM          AMOUNT OF
   TO BE REGISTERED        REGISTERED        OFFERING PRICE PER SHARE  AGGREGATE OFFERING PRICE  REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
Class A Common Stock,
par value $.01 per
share.................  3,200,000 shares              $11.225               $35,920,000.00           $8,980.00

Interests in Rock-Tenn
Company 1993 Employee
Stock Purchase Plan...                  (2)                --                           --                  --
-----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to rule 457(h) based the average of the high and low sales prices per share of Class A Common Stock of Rock-Tenn Company as reported on the New York Stock Exchange on June 1, 2001.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Rock-Tenn Company 1993 Employee Stock Purchase Plan.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents have been previously filed by us with the Securities and Exchange Commission and are hereby incorporated by reference into this registration statement as of their respective dates:

                  (1) Our Annual Report on Form 10-K for the fiscal year ended September 30, 2000;

                  (2) All reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, since September 30, 2000; and

                  (3) The description of our Class A Common Stock, par value $.01 per share, which we refer to as the Class A Common Stock, contained in our registration statement on Form 8-A filed on February 2, 1994, including any amendment or report filed for the purposes of updating such description.

         In addition, all documents filed by us or the Rock-Tenn Company 1993 Employee Stock Purchase Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

         Inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of Class A Common Stock covered by this registration statement has been passed upon for us by Robert B. McIntosh, secretary of our company. Mr. McIntosh owns or has options to purchase an aggregate of 76,400 shares of Class A Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our restated and amended articles of incorporation eliminate, to the fullest extent permitted by applicable law, the personal liability of our directors or our shareholders for monetary damages for breach of duty of care or any other duty owed to us as a director. The Georgia Business Corporation Code, or the Code, currently provides that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of our company, (b) for acts or omissions that involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions or (d) for any transaction from which the director received an improper personal benefit.

         Under Article VI of our bylaws, and certain agreements entered into by us and our directors, we are required to indemnify our directors, officers, employees or agents against the obligation to pay any judgment, settlement, penalty or fine, and against expenses (including attorney's fees and expenses), incurred in connection with any action, suit or proceeding brought against such person because he was a director, officer, employee or agent of our company, without regard to any limitations in the Code; provided, however, that we shall have no obligation to indemnify any such person in connection with any such proceeding if such person is adjudged liable to us or is subjected to injunctive relief in favor of us (a) for any appropriation, in violation of such person's duties, of any business opportunity of our company, (b) for acts or omissions that involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions or (d) for any transaction from which such person received an improper personal benefit. Our directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

         We have entered into indemnification agreements with each of our directors. The indemnification agreements require, among other things, that we indemnify our directors to the fullest extent permitted by law, and advance to directors all related expenses, subject to reimbursement if it is subsequently determined the indemnification is not permitted. We are also required to indemnify in advance all expenses incurred by directors seeking to enforce their rights under the indemnification agreements and to cover directors under our directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in our restated and amended articles of incorporation and bylaws, it provides greater assurance to directors that indemnification will be available, because, as a contract, it may not be modified to eliminate the rights it provides unilaterally by our board of directors or our shareholders in the future.

         Our directors and executive officers are insured against damages from actions and claims incurred in the course of performing their duties, and we are insured against expenses incurred in defending lawsuits arising from certain alleged acts against directors and executive officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Inapplicable.

ITEM 8. EXHIBITS


         4.1      Restated and Amended Articles of Incorporation of Rock-Tenn
                  Company (incorporated by reference to Exhibit 3.1 to Rock-Tenn
                  Company's Registration Statement on Form S-1 (File No.
                  33-73312)).

         4.2      Articles of Amendment of Rock-Tenn Company's Restated and
                  Amended Articles of Incorporation (incorporated by reference to Exhibit 3.2 to the Rock-Tenn Company Annual Report on Form
                  10-K for the year ended September 30, 2000).

         4.3      Bylaws of Rock-Tenn Company (incorporated by reference to
                  Exhibit 3.3 to Rock-Tenn Company's Registration Statement on
                  Form S-1 (File No. 33-73312)).

         5.1      Opinion of Robert B. McIntosh.

         10.1 Rock-Tenn Company 2000 Incentive Stock Plan (incorporated by reference to Exhibit B in Dan River's Definitive Proxy
                  Statement filed on December 18, 2000).

         10.2     Rock-Tenn Company 1993 Employee Stock Purchase Plan
                  (incorporated by reference to Exhibit 10.13 to Rock-Tenn
                  Company's Registration Statement on Form S-1 (File No.
                  33-73312).

         10.3     Amendment Number One to the Rock-Tenn Company 1993 Stock
                  Purchase Plan.

         23.1     Consent of Ernst & Young LLP.

         23.2     Consent of Robert B. McIntosh (included as part of Exhibit
                  5.1).

ITEM 9.   UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes as follows:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933, as amended, which we refer to as the Securities Act,

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     EXPERTS

         Our consolidated financial statements incorporated herein by reference to our Annual Report on Form 10-K for the year ended September 30, 2000 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated by reference herein. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements

(to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia on the 6th day of June, 2001.

                                              ROCK-TENN COMPANY


                                              By: /s/ James A. Rubright
                                                 -------------------------------
                                                      James A. Rubright
                                                   Chairman of the Board
                                                 and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Rubright and Steven C. Voorhees and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacity indicated on the 6th day of June, 2001.

SIGNATURE                                     TITLE
---------                                     -----


/s/ James A. Rubright                         Director, Chairman of the Board and Chief
-----------------------------------           Executive Officer (Principal Executive Officer)
James A. Rubright

SIGNATURE                                     TITLE
---------                                     -----


/s/ Steven C. Voorhees                        Executive Vice President and Chief Financial
-----------------------------------           Officer (Principal Financial and Accounting
Steven C. Voorhees                            Officer)


/s/ Stephen G. Anderson                       Director
-----------------------------------
Stephen G. Anderson


/s/ J. Hyatt Brown                            Director
-----------------------------------
J. Hyatt Brown


/s/ Robert B. Currey                          Director
-----------------------------------
Robert B. Currey


/s/ Bradley Currey, Jr.                       Director
-----------------------------------
Bradley Currey, Jr.


/s/ G. Stephen Felker                         Director
-----------------------------------
G. Stephen Felker


/s/ Lawrence L. Gellerstedt, III              Director
-----------------------------------
Lawrence L. Gellerstedt, III


/s/ John D. Hopkins                           Director
-----------------------------------
John D. Hopkins


                                              Director
-----------------------------------
Lou Brown Jewell


/s/ James W. Johnson                          Director
-----------------------------------
James W. Johnson

SIGNATURE                                     TITLE
---------                                     -----


/s/ Charles R. Sexton                         Director
-----------------------------------
Charles R. Sexton


/s/ John W. Spiegel                           Director
-----------------------------------
John W. Spiegel

                                  EXHIBIT INDEX

EXHIBIT                                                                                  SEQUENTIAL
NUMBER                           DESCRIPTION OF EXHIBIT                                   PAGE NO.
------                           ----------------------                                  ----------

  4.1    Restated and Amended Articles of Incorporation of Rock-Tenn Company
         (incorporated by reference to Exhibit 3.1 33-73312 to Rock-Tenn
         Company's Registration Statement on Form S-1 (File No. 33-73312)).

  4.2    Articles of Amendment of Rock-Tenn Company's Restated and Amended
         Articles of Incorporation (incorporated by reference to Exhibit 3.2 to the Rock-Tenn Company Annual Report on Form 10-K for the year ended
         September 30, 2000).

  4.3 Bylaws of Rock-Tenn Company (incorporated by reference to Exhibit 3.3 to Rock-Tenn Company's Registration Statement on Form S-1 (File No.
         33-73312)).

  5.1    Opinion of Robert B. McIntosh.

 10.1 Rock-Tenn Company 2000 Incentive Stock Plan (incorporated by reference to Exhibit 13 in Dan River's Definitive Proxy Statement filed on
         December 18, 2000).

 10.2 Rock-Tenn Company 1993 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to Rock-Tenn Company's Registration Statement on Form S-1 (File No. 33-73312).

 10.3    Amendment Number One to the Rock-Tenn Company 1993 Stock Purchase Plan.

 23.1    Consent of Ernst & Young LLP.

 23.2    Consent of Robert B. McIntosh (included as part of Exhibit 5.1).